SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  May 5, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


         0-18728                                            043047911
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(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts           02173
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(Address of principal executive offfices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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Item 5.  Other Events
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         On May  5,  1997,  Interneuron  Pharmaceuticals,  Inc.  ("Interneuron")
announced   that  the  Drug   Enforcement   Agency   ("DEA")  has   published  a
recommendation for the removal of fenfluramine and its isomers, including dexfenfluramine, from Schedule IV and all other controls of the Controlled Substances Act. Reference is made to Interneuron's Press Release dated May 5, 1997, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

         On May 5, 1997, Interneuron announced that it had made arrangements with a financial institution under which Interneuron intends to purchase in private transactions capped call options representing Interneuron's right to purchase from the financial institution up to a total of 1,200,000 shares of Interneuron's Common Stock at specified strike prices to be determined. In exchange for such purchase, Interneuron intends to sell to the same financial institution call options entitling the institution to purchase from Interneuron up to approximately 2,000,000 shares of Interneuron Common Stock at a strike price expected to be $40 per share in May 1999. Reference is made to Interneuron's Press Release dated May 5, 1997, which is attached hereto as
Exhibit 99.2 and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)      Exhibits

                  99.1     Press Release dated May  5, 1997
                  99.2     Press Release dated May  5, 1997



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTERNEURON PHARMACEUTICALS INC.


                                          By:  /s/ Thomas F. Farb
                                             -----------------------------
                                             Thomas F. Farb,
                                             Executive Vice President - Finance
                                             Chief Financial Officer

Dated:  May 6, 1997




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